UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Western Asset Inflation Management Fund Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WESTERN ASSET INFLATION MANAGEMENT FUND INC.

(NYSE: IMF)

620 Eighth Avenue, 49th Floor, New York, New York 10018

March     , 2014

Dear Stockholder:

The Annual Meeting of Stockholders (the “Meeting”) of Western Asset Inflation Management Fund Inc. (the “Fund”) will be held at 620 Eighth Avenue (at 41st Street), 49th Floor, New York, New York, on April 25, 2014 at 12:00 p.m., New York time, for the purposes of considering and voting upon the following:

1.	The election of three Class III Directors and one Class II Director to the Fund’s Board of Directors (“Proposal 1”);

2.	The liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution adopted by the Board of Directors of the Fund (“Proposal 2”); and

3.	Any other business that may properly come before the Meeting.

The Board recommends that you vote “FOR” Proposal 1 and Proposal 2.

The Board of Directors has fixed the close of business on February 21, 2014 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof.

In addition to a proposal to elect three Class III Directors and one Class II Director, stockholders are being asked to consider a proposal to liquidate and dissolve the Fund pursuant to the Plan of Liquidation and Dissolution (the “Plan”) adopted by the Board of Directors of the Fund (the “Board” or the “Board of Directors”) (“Liquidation”). The attached Proxy Statement asks for your approval of the proposed Liquidation. After careful consideration, the Board recommends that you vote “FOR” the proposed Liquidation (Proposal 2).

If the Liquidation is approved, the Fund will commence the sale of portfolio securities and the investment of the proceeds of such sale in investment grade short-term debt securities denominated in U.S. dollars, cash or cash equivalent securities as soon as is reasonable and practicable depending on market conditions and consistent with the terms of the Plan.

As a result of the Liquidation, the Fund’s assets are expected to be distributed in one or more cash payments in complete cancellation of all the outstanding shares of capital stock of the Fund. The first distribution of the Fund’s assets (the “First Distribution”) is expected to consist of cash representing substantially all the assets of the Fund, less an estimated amount necessary to discharge (a) any unpaid liabilities and obligations of the Fund on the Fund’s books on the First Distribution date, and (b) any liabilities as the Board of Directors shall reasonably deem to exist against the assets of the Fund. Subsequent distributions, if necessary, are anticipated to be made within 90 days after the First Distribution and will consist of cash from any assets remaining after payment of expenses, the proceeds of any sale of assets of the Fund under the Plan not sold prior to the First Distribution and any other miscellaneous income of the Fund.

The Board believes that the Liquidation is in the best interests of the Fund and its stockholders due to, among other things, the Fund’s small asset size and relatively high expense ratio.

Your vote is very important to us regardless of the number of shares you own. Whether or not you plan to attend the Meeting in person, please read the Proxy Statement and cast your vote promptly. To vote, simply date, sign and return the proxy card in the enclosed postage-paid envelope or follow the instructions on the proxy card for voting by touch-tone telephone or on the Internet.

If you have any questions about the proposals to be voted on, please call D.F. King & Co., Inc. at 1-800-359-5559.

It is important that your vote be received no later than the time of the Meeting.

Sincerely,

Kenneth D. Fuller

President and Chief Executive Officer

WESTERN ASSET INFLATION MANAGEMENT FUND INC.

IMPORTANT NEWS FOR STOCKHOLDERS

The enclosed Proxy Statement describes a proposal to elect three Class III Directors and one Class II Director to the Western Asset Inflation Management Fund Inc. (the “Fund”) Board of Directors (the “Board” or the “Board of Directors”) and a proposal to liquidate and dissolve the Fund pursuant to the Plan of Liquidation and Dissolution (the “Plan”) adopted by the Board of Directors (“Liquidation”).

While we encourage you to read the full text of the enclosed Proxy Statement, here is a brief overview of the proposed Liquidation. Please refer to the more complete information contained elsewhere in the Proxy Statement about the Liquidation.

COMMON QUESTIONS ABOUT THE PROPOSED LIQUIDATION

Q.	Why am I receiving the Proxy Statement?

A.	You are being asked to vote in favor of proposals to:

1.	elect three Class III Directors and one Class II Director to the Board of Directors (“Proposal 1”).

2.	liquidate and dissolve the Fund pursuant to the Plan of Liquidation and Dissolution adopted by the Board of Directors of the Fund (“Proposal 2”).

Q.	How do the Directors suggest that I vote on Proposal 1 and Proposal 2?

A.	After careful consideration, the Board of Directors unanimously recommends that you vote “FOR” Proposal 1 and “FOR” Proposal 2.

Q.	How will the Liquidation affect me?

A.	If the Liquidation is approved, the Fund will commence the sale of portfolio securities and the investment of the proceeds of such sale in investment grade short-term debt securities denominated in U.S. dollars, cash or cash equivalent securities as soon as is reasonable and practicable depending on market conditions and consistent with the terms of the Plan.

As a result of the Liquidation, the Fund’s assets are expected to be distributed in one or more cash payments in complete cancellation of all the outstanding shares of capital stock of the Fund. The first distribution of the Fund’s assets (the “First Distribution”) is expected to consist of cash representing substantially all the assets of the Fund, less an estimated amount necessary to discharge (a) any unpaid liabilities and obligations of the Fund on the Fund’s books on the First Distribution date, and (b) any liabilities as the Board of Directors shall reasonably deem to exist against the assets of the

Fund. Subsequent distributions, if necessary, are anticipated to be made within 90 days after the First Distribution and will consist of cash from any assets remaining after payment of expenses, the proceeds of any sale of assets of the Fund under the Plan not sold prior to the First Distribution and any other miscellaneous income of the Fund.

Q.	Why is the Liquidation being recommended?

A.	At a meeting held on January 17, 2014, the Board of Directors discussed the long-term outlook for the Fund, as well as potential options for the Fund, including the Liquidation. The Board believes that the Liquidation is in the best interests of the Fund and its stockholders due to, among other things, the Fund’s small asset size and relatively high expense ratio. Subsequently at the meeting, the Board of Directors, including all of the Directors who are not “interested persons” of the Fund under the Investment Company Act of 1940, as amended (the “Independent Directors”), unanimously approved the Liquidation.

Q.	Who is eligible to vote?

A.	Stockholders of record of the Fund as of the close of business on the record date, February 21, 2014, are entitled to be present and to cast one vote for each share and a fractional vote for each fractional share they hold, on the proposals presented at the Meeting or any adjournment or postponement thereof.

Q.	How can a quorum be established?

A.	A majority of the Fund’s outstanding shares as of the record date, present in person or represented by proxy, constitutes a quorum at the Meeting. Proxies returned for shares that represent broker non-votes, and shares whose proxies reflect an abstention on Proposal 2, are counted as shares present and entitled to vote for purposes of determining the presence of a quorum. However, since such shares are not voted in favor of Proposal 2, they have the effect of counting as a vote “AGAINST” Proposal 2. In the event that the necessary quorum to transact business or the vote required to approve the Plan is not obtained at the Meeting, the chairman of the Meeting or the persons named as proxies may propose one or more adjournments of the Meeting in accordance with applicable law, to permit further solicitation of proxies with respect to such proposal.

Q.	What vote is required to approve the Liquidation?

A.	The Plan will become effective only upon (a) its adoption and approval by the holders of majority of the outstanding shares of the Fund and (b) the satisfactory resolution in the sole discretion of the Board of any and all possible claims pending against the Fund and/or its Board (the “Effective Date”). Following these two events, the Fund (i) will cease to invest its assets in accordance with its investment objectives and will, as soon as reasonable and practicable after the Effective Date, complete the sale of the portfolio securities it holds in order to convert its assets to cash or cash equivalents, (ii) will not engage in any business activities except for the purpose of paying, satisfying, and discharging any existing debts and obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, and (iii) will dissolve in accordance with the Plan and will file Articles of Dissolution with the State of Maryland.

Q.	What will happen if the Liquidation is not approved at the Meeting?

If stockholders do not approve the Liquidation, the Fund will continue to exist as a registered investment company in accordance with its stated investment objective and policies while the Board considers what, if any, steps to take in the best interests of the Fund and its stockholders, including the possibility of resubmitting the Plan or another plan of liquidation and dissolution to stockholders for future consideration.

Q.	Will I have to pay any taxes as a result of the Liquidation?

A.	The Liquidation will generally be a taxable event to stockholders that are subject to U.S. federal income tax. Any such stockholder that receives liquidating distributions will generally realize capital gain or loss in an amount equal to the difference between the total amount of liquidating distributions received and the stockholder’s adjusted basis in its stock. Stockholders are urged to consult their own tax advisers with regard to the specific tax consequences to them of the Liquidation. For a brief discussion of certain U.S. federal income tax considerations resulting from the Liquidation. See “Proposal 2—Information About the Proposed Liquidation—Material U.S. Federal Income Tax Considerations.”

Q.	Who will pay for the Liquidation?

A.	The costs of the Liquidation, including preparing, printing, assembling and mailing material in connection with this solicitation of proxies, are estimated to be approximately $17,100, and will be borne exclusively by the Fund.

Q.	When is the Liquidation expected to begin?

If the Liquidation is approved by stockholders, management, under the oversight of the Board and the officers of the Fund, will proceed to wind up the Fund’s affairs as soon as reasonably practicable thereafter in a timeframe that allows for an orderly liquidation of portfolio holdings under then-current market conditions. The Fund cannot predict at this time how long it will take to accomplish an orderly liquidation.

Q.	Will my vote make a difference?

A.	Your vote is very important and can make a difference no matter how many shares you own. Your vote can help ensure that the proposals recommended by the Board of Directors can be implemented. We encourage all stockholders to participate in the governance of the Fund.

Q.	Whom do I call if I have questions?

A.	If you need more information, or have any questions about voting, please call D.F. King & Co., Inc., the Fund’s proxy solicitor, at 1-800-359-5559.

Q.	How do I vote my shares?

A.	You can provide voting instructions by telephone by calling the toll-free number on the enclosed proxy card or electronically by going to the Internet address provided on the proxy card and following the instructions, using your proxy card as a guide. Alternatively, you can vote your shares by signing and dating the enclosed proxy card and mailing it in the enclosed postage-paid envelope.

You may also attend the Meeting and vote in person. However, even if you intend to attend the Meeting, we encourage you to provide voting instructions by one of the methods described above.

It is important that you vote promptly.

WESTERN ASSET INFLATION MANAGEMENT FUND INC.

(NYSE: IMF)

620 Eighth Avenue, 49th Floor, New York, New York 10018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

March     , 2014

To the Stockholders:

The Annual Meeting of Stockholders (the “Meeting”) of Western Asset Inflation Management Fund Inc. (the “Fund”) will be held at 620 Eighth Avenue (at 41st Street), 49th Floor, New York, New York, on April, 25, 2014 at 12:00 p.m., New York time, for the purposes of considering and voting upon the following:

4.	The election of three Class III Directors and one Class II Director to the Fund’s Board of Directors (“Proposal 1”);

5.	The liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution adopted by the Board of Directors of the Fund (“Proposal 2”); and

6.	Any other business that may properly come before the Meeting.

The Board recommends that you vote “FOR” Proposal 1 and Proposal 2.

The Board of Directors has fixed the close of business on February 21, 2014 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof.

By order of the Board of Directors,

Robert I. Frenkel

Secretary

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY; IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD (which will be made available to you separately) OR PROVIDE VOTING INSTRUCTIONS BY TELEPHONE OR VIA THE INTERNET.

Instructions for Signing Proxy Cards

The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund in validating your vote if you fail to sign your proxy card properly.

1.	Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

2.	Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.

3.	All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Registration	Valid Signature
Corporate Accounts
(1) ABC Corp	ABC Corp. (by John Doe, Treasurer)
(2) ABC Corp	John Doe, Treasurer
(3) ABC Corp., c/o John Doe, Treasurer	John Doe
(4) ABC Corp. Profit Sharing Plan	John Doe, Trustee

Trust Accounts
(1) ABC Trust	Jane B. Doe, Trustee
(2) Jane B. Doe, Trustee, u/t/d 12/28/78	Jane B. Doe

Custodial or Estate Accounts
John B. Smith, Cust., f/b/o John B. Smith, Jr. UGMA	John B. Smith
John B. Smith	John B. Smith, Jr., Executor

Instructions for Telephone/Internet Voting

Various brokerage firms may offer the convenience of providing you with voting instructions via telephone or the Internet for shares held through such firms. Instructions for Internet and telephonic voting are included with the proxy card or voting instruction form.

WESTERN ASSET INFLATION MANAGEMENT FUND INC.

(NYSE: IMF)

620 Eighth Avenue, 49th Floor, New York, New York 10018

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of Western Asset Inflation Management Fund Inc. (the “Fund”) of proxies to be voted at the Annual Meeting of Stockholders of the Fund to be held at 620 Eighth Avenue (at 41st Street), 49th Floor, New York, New York, on April 25, 2014 at 12:00 p.m., New York time, and at any adjournments or postponements thereof (the “Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”).

At the Meeting, stockholders of the Fund will be asked to consider and act upon the following:

1.	The election of three Class III Directors and one Class II Director to the Fund’s Board of Directors (“Proposal 1”);

2.	The liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution adopted by the Board of Directors (“Proposal 2”) (“Liquidation”); and

3.	Any other business that may properly come before the Meeting.

This Proxy Statement and the accompanying materials are being made available to stockholders on or about March 17, 2014.

If the Liquidation is approved, the Fund will commence the sale of portfolio securities and the investment of the proceeds of such sale in investment grade short-term debt securities denominated in U.S. dollars, cash or cash equivalent securities as soon as is reasonable and practicable depending on market conditions and consistent with the terms of the Plan.

As a result of the Liquidation, the Fund’s assets are expected to be distributed in one or more cash payments in complete cancellation of all the outstanding shares of capital stock of the Fund. The first distribution of the Fund’s assets (the “First Distribution”) is expected to consist of cash representing substantially all the assets of the Fund, less an estimated amount necessary to discharge (a) any unpaid liabilities and obligations of the Fund on the Fund’s books on the First Distribution date, and (b) any liabilities as the Board of Directors shall reasonably deem to exist against the assets of the Fund. Subsequent distributions, if necessary, are anticipated to be made within 90 days after the First Distribution and will consist of cash from any assets remaining after payment of expenses, the proceeds of any sale of assets of the Fund under the Plan not sold prior to the First Distribution and any other miscellaneous income of the Fund.

The Board believes that the Liquidation is in the best interests of the Fund and its stockholders due to, among other things, the Fund’s small asset size and relatively high expense ratio.

The Liquidation will be effected pursuant to the Plan, a form of which is attached to this Proxy Statement as Appendix A. The material terms and conditions of the Plan are summarized in this Proxy Statement. See “Proposal 2—Information About the Proposed Liquidation—Plan of Liquidation and Dissolution.”

The Fund is organized as a Maryland corporation and is a registered investment company.

Legg Mason Partners Fund Advisor, LLC (“LMPFA”), whose principal business address is 620 Eighth Avenue, New York, NY 10018, is the Fund’s investment adviser and administrator. Pursuant to respective sub-advisory agreements with LMPFA, Western Asset Management Company (“Western Asset”, together with LMPFA, “Management”), Western Asset Management Company Limited (“Western Asset Limited”) and Western Asset Management Company Pte. Ltd. (“Western Singapore”) are the Fund’s subadvisors. LMPFA, Western Asset, Western Asset Limited and Western Singapore are all wholly-owned subsidiaries of Legg Mason, Inc. (“Legg Mason”).

Even if you plan to attend the Meeting, please sign, date and return a proxy card, or provide voting instructions by telephone or over the Internet. If you vote by telephone or over the Internet, you will be asked to enter a unique code that has been assigned to you, which is printed on your proxy card. This code is designed to confirm your identity, provide access into the voting sites and confirm that your instructions are properly recorded.

All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Stockholders who execute proxies may revoke them at any time before they are voted by filing with the Fund a written notice of revocation, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person. In accordance with the Fund’s By-Laws, a quorum is constituted by the presence in person or by proxy of the holders of record of a majority of the outstanding shares of the Fund’s common stock entitled to vote at the Meeting. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions will be treated as shares that are present but which have not been voted.

The Board has fixed the close of business on February 21, 2014 as the record date (the “Record Date”) for the determination of stockholders of the Fund entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. Stockholders of the Fund on that date will be entitled to one vote on each matter for each share held, and a fractional vote with respect to fractional shares, with no cumulative voting rights.

Stockholders are not entitled to any appraisal rights as the result of any proposal. At the Record Date, the Fund had outstanding 7,063,609 shares of Common Stock, par value $0.001 per share, the only authorized class of stock.

Annual reports are sent to stockholders of record of the Fund following the Fund’s fiscal year end. The Fund will furnish, without charge, a copy of its annual report and most recent semi-annual report succeeding the annual report, if any, to a stockholder upon request. Such requests should be directed to the Fund at 620 Eighth Avenue, 49th Floor, New York, New York 10041 or by calling toll free at 888-777-0102. Copies of annual and semi-annual reports of the Fund are also available on the Fund’s website at www.lmcef.com or on the EDGAR Database on the Securities and Exchange Commission’s Internet site at www.sec.gov.

Please note that only one annual or semi-annual report or Proxy Statement may be delivered to two or more stockholders of the Fund who share an address, unless the Fund has received instructions to the contrary.

To request a separate copy of an annual or semi-annual report or the Proxy Statement, or for instructions as to how to request a separate copy of these documents or as to how to request a single copy if multiple copies of these documents are received, stockholders should contact the Fund at the address and phone number set forth above.

Vote Required and Manner of Voting Proxies

A quorum of stockholders is required to take action at the Meeting. A majority of the shares of the Fund entitled to vote at the Meeting, represented in person or by proxy, will constitute a quorum of stockholders at the Meeting.

Votes cast by proxy or in person at the Meeting will be tabulated by the inspector of election appointed for the Meeting. The inspector of election, who is an employee of the proxy solicitor engaged by the Fund, will determine whether or not a quorum is present at the Meeting. The inspector of election will treat abstentions and “broker non-votes” (i.e., shares held by brokers or nominees, typically in “street name,” as to which proxies have been returned but (a) instructions have not been received from the beneficial owners or persons entitled to vote and (b) the broker or nominee does not have discretionary voting power on a particular matter) as present for purposes of determining a quorum.

If you hold shares directly (not through a broker-dealer, bank or other financial intermediary) and if you return a signed proxy card that does not specify how you wish to vote on a proposal, your shares will not be counted as votes cast and will have no effect on the result of the vote with respect to Proposal 1 and will have the same effect as votes “AGAINST” Proposal 2, although they will be considered present for the purpose of determining the presence of a quorum.

Broker-dealer firms holding shares of the Fund in “street name” for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on each Proposal before the Meeting. A signed proxy card or other authorization by a beneficial owner of Fund shares that does not specify how the beneficial owner’s shares should be voted on a proposal will not be counted as votes cast and will have no effect on the result of the vote with respect to Proposal 1 and will have the same effect as votes “AGAINST” Proposal 2, although such shares will be considered present for the purpose of determining the presence of a quorum.

If you hold shares of the Fund through a service agent that has entered into a service agreement with the Fund, the service agent may be the record holder of your shares. At the Meeting, a service agent will vote shares for which it receives instructions from its customers in accordance with those instructions. A signed proxy card or other authorization by a stockholder that does not specify how the stockholder’s shares should be voted on a proposal may be deemed to authorize a service agent to vote such shares “FOR” Proposal 1 and “FOR” Proposal 2. Depending on its policies, applicable law or contractual or other restrictions, a service agent may be permitted to vote shares with respect to which it has not received specific voting instructions from its customers. In those cases, the service agent may, but may not be required to, vote such shares in the same proportion as those shares for which the service agent has received voting instructions. This practice is commonly referred to as “echo voting.”

If you beneficially own shares that are held in “street name” through a broker-dealer or that are held of record by a service agent and if you do not give specific voting instructions for your shares, they may not be voted at all or, as described above, they may be voted in a manner that you may not intend. Therefore, you are strongly encouraged to give your broker-dealer or service agent specific instructions as to how you want your shares to be voted.

Required Vote

•	Directors are elected by a plurality of the votes cast by the holders of shares of the Fund’s common stock present in person or represented by proxy at a Meeting at which a quorum is present.

•	The Liquidation requires the affirmative vote of the holders of at least a majority of the outstanding shares of common stock of the Fund.

Whether or not a quorum is present, the chairman of the meeting may move for one or more adjournments of the Meeting to permit further solicitation of proxies. In determining whether to adjourn the Meeting, the following factors may be considered: the nature of the proposal that is the subject of the Meeting, the percentage of votes actually cast, the nature of any further solicitation and the information to be provided to stockholders with respect to the reasons for the solicitation.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be Held on April 25, 2014

The proxy statement and related materials are available at www.kingproxy.com/leggmason

Proposal No. 1:

ELECTION OF DIRECTORS

In accordance with the Fund’s Charter, the Board is currently classified into three classes: Class I, Class II and Class III. The Directors serving in Class III have terms expiring at the Meeting, and they have been nominated by the Board of Directors for election at the Meeting to serve for a term of three years (until the 2017 Annual Meeting of Stockholders), or until their successors have been duly elected and qualified or until they resign or are otherwise removed. Kenneth D. Fuller has also been nominated by the Board of Directors for election at the meeting as a Class II Director for a term of two years (until the 2016 Annual Meeting of Stockholders) or until his successor has been duly elected and qualified or until he resigns or is otherwise removed. The terms of office of the remaining Class I and Class II Directors expire at the 2015 and 2016 Annual Meetings of Stockholders, respectively, or thereafter until their successors have been duly elected and qualified or until they resign or are otherwise removed. Effective June 1, 2013, R. Jay Gerken retired from his responsibilities as a Class II Director, Chairman, President and Chief Executive Officer of the Fund. The effect of these staggered terms is to limit the ability of other entities or persons to acquire control of the Fund by delaying the replacement of a majority of the Board of Directors.

The persons named in the proxy intend to vote at the Meeting (unless directed not to vote) “FOR” the election of the nominees named below. Each of the nominees is currently a member of the Fund’s Board of Directors and has indicated that he or she will serve if elected. However, if any nominee should be unable to serve, the proxy will be voted for any other person determined by the persons named in the proxy in their discretion.

Certain information concerning the nominees is set forth on the following page.

Name, Address and Birth Year	Position(s) Held with Fund	Term of Office and Length Time Served	Principal Occupations During Past Five Years	Number of Portfolios in Fund Complex** Overseen by Director	Other Directorships Held by Director
Nominees to serve as Class III Directors until 2017 Annual Meeting of Stockholders
NON-INTERESTED DIRECTOR NOMINEES
Eileen A. Kamerick c/o Chairman of the Fund Legg Mason & Co. LLC (“Legg Mason & Co.”) 620 Eighth Avenue, 49th Floor New York, NY 10018 Birth year: 1958	Director and Member of Audit and Nominating Committees	Since 2013	CFO, Press Ganey Associates (health care informatics company) (since 2012); formerly Managing Director and CFO, Houlihan Lokey (international investment bank) (2010 to 2012); Senior Vice President, CFO & CLO, Tecta America Corp (commercial roofing company) (2008 to 2010); Executive Vice President and CFO, Bearing Point Inc. (management and technology consulting firm) (2008); Executive Vice President, CFO and CAO Heidrick & Struggles (international executive search and leadership consulting firm) (2004 to 2008)	31	Director of Associated Banc-Corp (financial services company) (since 2007); Westell Technologies, Inc. (technology company) (since 2003)

Dr. Riordan Roett c/o Chairman of the Fund Legg Mason & Co. 620 Eighth Avenue, 49th Floor New York, NY 10018 Birth year: 1938	Director and Member of Audit and Nominating Committees	Since 2004	The Sarita and Don Johnston Professor of Political Science and Director of Western Hemisphere Studies, Paul H. Nitze School of Advanced International Studies, The Johns Hopkins University (since 1973)	31	None

Jeswald W. Salacuse c/o Chairman of the Fund Legg Mason & Co. 620 Eighth Avenue, 49th Floor New York, NY 10018 Birth year: 1938	Director and Member of Audit and Nominating Committees	Since 2004	Henry J. Braker Professor of Commercial Law and formerly Dean, The Fletcher School of Law & Diplomacy, Tufts University (since 1986); President, Arbitration Tribunal, World Bank/ICSID (since 2004)	31	Director of two registered investment companies advised by Aberdeen Asset Management Asia Limited (since 1993)

**	The term “Fund Complex” means two or more registered investment companies that:

(a)	Hold themselves out to investors as related companies for purposes of investment and investor services; or

(b)	Have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other registered investment companies.

Name, Address and Birth Year	Position(s) Held with Fund	Term of Office and Length Time Served	Principal Occupations During Past Five Years	Number of Portfolios in Fund Complex** Overseen by Director	Other Directorships Held by Director
Nominees to serve as Class II Directors until 2016 Annual Meeting of Stockholders
INTERESTED DIRECTOR NOMINEES
Kenneth D. Fuller* Legg Mason & Co. 100 International Drive Baltimore, MD 21202 Birth year: 1958	Chairman, President and Chief Executive Officer	Since 2013	Managing Director of Legg Mason & Co., LLC (“Legg Mason & Co.”) (since 2013); Officer and Trustee/Director of 155 funds associated with Legg Mason Partners Fund Advisor, LLC (“LMPFA”) or its affiliates (since 2013); President and Chief Executive Officer of LM Asset Services, LLC (formerly, a registered investment adviser (since 2013); President and Chief Executive Officer of LMPFA (since 2013); formerly, Senior Vice President of LMPFA (2012 to 2013); formerly, Director of Legg Mason & Co. (2012 to 2013); formerly, Vice President of Legg Mason & Co. (2009 to 2012); formerly, Vice President-Equity Division of T. Rowe Price Associates (1993 to 2009), as well as Investment Analyst and Portfolio Manager for certain asset allocation accounts (2004 to 2009)	167	None

*	Mr. Fuller is an “interested person” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), because he is an officer of LMPFA and certain of its affiliates.

**	The term “Fund Complex” means two or more registered investment companies that:

(a)	Hold themselves out to investors as related companies for purposes of investment and investor services; or

(b)	Have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other registered investment companies.

Name, Address and Birth Year	Position(s) Held with Fund	Term of Office and Length Time Served	Principal Occupations During Past Five Years	Number of Portfolios in Fund Complex** Overseen by Director	Other Directorships Held by Director
Class I Directors serving until the 2015 Annual Meeting of Stockholders
NON-INTERESTED DIRECTORS
Carol L. Colman c/o Chairman of the Fund Legg Mason & Co. 620 Eighth Avenue, 49th Floor New York, NY 10018 Birth year: 1946	Director and Member of Audit and Nominating Committees	Since 2004	President, Colman Consulting Co.	31	None

Daniel P. Cronin c/o Chairman of the Fund Legg Mason & Co. 620 Eighth Avenue, 49th Floor New York, NY 10018 Birth year: 1946	Director and Member of Audit and Nominating Committees	Since 2004	Retired; formerly, Associate General Counsel, Pfizer, Inc.	31	None

Paolo M. Cucchi c/o Chairman of the Fund Legg Mason & Co. 620 Eighth Avenue, 49th Floor New York, NY 10018 Birth year: 1941	Director and Member of Audit and Nominating Committees	Since 2007	Emeritus Professor of French and Italian at Drew University (since 2014); formerly Professor of Italian and French Languages, Drew University (2003- to 2012); formerly, Vice President and Dean of College of Liberal Arts at Drew University (1984-2009	31	None
Class II Directors serving until 2016 Annual Meeting of Stockholders
NON-INTERESTED DIRECTORS
Leslie H. Gelb c/o Chairman of the Fund Legg Mason & Co. LLC (“Legg Mason & Co.”) 620 Eighth Avenue, 49th Floor New York, NY 10018 Birth year: 1937	Director and Member of Audit and Nominating Committees	Since 2004	President Emeritus and Senior Board Fellow, The Council on Foreign Relations (since 2003); formerly, President, The Council on Foreign Relations (prior to 2003); formerly, Columnist, Deputy Editorial Page Editor and Editor, Op-Ed Page, The New York Times	31	Director of two registered investment companies advised by Aberdeen Asset Management Asia Limited (since 1994)

**	The term “Fund Complex” means two or more registered investment companies that:
(a)	Hold themselves out to investors as related companies for purposes of investment and investor services; or
(b)	Have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other registered investment companies.

Name, Address and Birth Year	Position(s) Held with Fund	Term of Office and Length Time Served	Principal Occupations During Past Five Years	Number of Portfolios in Fund Complex** Overseen by Director	Other Directorships Held by Director
Class II Directors serving until 2016 Annual Meeting of Stockholders
NON-INTERESTED DIRECTORS
William R. Hutchinson c/o Chairman of the Fund Legg Mason & Co. 620 Eighth Avenue, 49th Floor New York, NY 10018 Birth year: 1942	Director and Member of Audit and Nominating Committees	Since 2004	President, W.R. Hutchinson & Associates Inc. (consulting)	31	Director (Non-Executive Chairman of the Board (since December 1, 2009)), Associated Banc-Corp. (since 1994)

**	The term “Fund Complex” means two or more registered investment companies that:
(a)	Hold themselves out to investors as related companies for purposes of investment and investor services; or
(b)	Have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other registered investment companies.

Each of the Directors has served as a Director of the Fund as indicated in the table above. The Directors were selected to join the Board based upon the following as to each Board Member: his or her character and integrity; such person’s service as a board member of other funds in the Legg Mason fund complex; such person’s willingness to serve and willingness and ability to commit the time necessary to perform the duties of a Director; as to each Director other than Mr. Fuller, his or her status as not being an “interested person” as defined in the 1940 Act; and, as to Mr. Fuller, his role with Legg Mason. No factor, by itself, was controlling.

In addition to the information provided in the table included above, each Director possesses the following attributes: Ms. Colman, experience as a consultant and investment professional; Mr. Cronin, legal and managerial experience; Mr. Cucchi, experience as a college professor and leadership experience as an academic dean; Mr. Gelb, academic and world affairs and foreign relations experience and service as a board member of other registered investment companies; Mr. Hutchinson, experience in accounting and working with auditors, consulting, business and finance and service as a board member of another financial services company; Ms. Kamerick, experience in business and finance, including financial reporting, and experience as a board member of a highly regulated financial services company; Dr. Roett, expertise in Latin and South American societies and economies and academic leadership experience; Mr. Salacuse, academic leadership and managerial experience, international investment experience, world affairs and foreign relations experience and service as a board member of other registered investment companies; and Mr. Fuller, investment management and risk oversight experience as an executive and portfolio manager and leadership roles within Legg Mason and affiliated entities and another investment advisory firm. References to the qualifications, attributes and skills of the Directors are pursuant to requirements of the Securities and Exchange Commission (the “SEC”), do not constitute holding out of the Board or any Director as having any special expertise or experience, and shall not impose any greater responsibility or liability on any such person or on the Board by reason thereof.

Security Ownership of Management

The following table provides information concerning the dollar range of equity securities owned beneficially by each Director and nominee for election as Director as of December 31, 2013:

Name of Director/Nominee	Dollar Range(1) of Equity Securities in the Fund	Aggregate Dollar Range(1) of Equity Securities in all Funds Overseen by Director/Nominee in Family of Investment Companies(2)
NON-INTERESTED DIRECTORS
Carol L. Colman	A	E
Daniel P. Cronin	C	E
Paolo M. Cucchi	A	C
Leslie H. Gelb	A	A
William R. Hutchinson	C	E
Eileen A. Kamerick	A	A
Dr. Riordan Roett	A	C
Jeswald W. Salacuse	A	D
INTERESTED DIRECTOR
Kenneth D. Fuller(3)	A	E

(1)	The dollar ranges are as follows: “A” = None; “B” = $1-$10,000; “C” = $10,001-$50,000; “D” = $50,001-$100,000; “E” = Over $100,000.

(2)	The term, “Family of Investment Companies”, means any two or more registered investment companies that share the same investment adviser or principal underwriter or hold themselves out to investors as related companies for purposes of investment and investor services.

(3)	Effective June 1, 2013, Mr. Fuller became a Director.

At February 21, 2014, the nominees, Directors and officers of the Fund as a group beneficially owned less than 1% of the outstanding shares of the Fund’s Common Stock.

No Director or nominee for election as Director who is not an “interested person” of the Fund as defined in the 1940 Act, nor any immediate family members, to the best of the Fund’s knowledge, had any interest in the Fund’s investment adviser, or any person or entity (other than the Fund) directly or indirectly controlling, controlled by, or under common control with Legg Mason as of December 31, 2013.

Director Compensation

Under the federal securities laws, and in connection with the Meeting, the Fund is required to provide to stockholders in connection with the Meeting information regarding compensation paid to the Directors by the Fund, as well as by the various other investment companies advised by LMPFA. The following table provides information concerning the compensation paid to each Director by the Fund during the fiscal year ended December 31, 2013 and the total compensation paid to each Director during the calendar year ended December 31, 2013. The Directors listed below are members of the Fund’s Audit and Nominating Committees, as well as committees of the boards of certain other investment companies advised by LMPFA. Accordingly, the amounts provided in the table include compensation for service on all such committees. The Fund does not provide any pension or retirement benefits to Directors. In addition, no remuneration was paid during the fiscal year ended December 31, 2013 by the Fund to Mr. Fuller who is an “interested person” as defined in the 1940 Act.

Name of Directors	Aggregate Compensation from the Fund for Fiscal Year Ended 12/31/13 ($)	Total Compensation from the Fund and Fund Complex(1) for Calendar Year Ended 12/31/13 ($)
Directorships(2)
Carol L. Colman	3,674	222,350
Daniel P. Cronin	3,674	222,350
Paolo M. Cucchi	3,529	210,381
Leslie H. Gelb	3,392	209,381
William R. Hutchinson	3,917	243,297
Eileen A. Kamerick(3)	3,377	198,402
Dr. Riordan Roett	3,529	210,381
Jeswald W. Salacuse	3,832	240,315

(1)	“Fund Complex” means two or more Funds (a registrant or, where the registrant is a series company, a separate portfolio of the registrant) that hold themselves out to investors as related companies for purposes of investment and investor services or have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other Funds.

(2)	Each Director currently holds 31 investment company directorships within this Fund Complex.

(3)	Effective February 1, 2013, Ms. Kamerick became a Director.

Responsibilities of the Board of Directors

The Board of Directors is responsible under applicable state law for overseeing generally the management and operations of the Fund. The Directors oversee the Fund’s operations by, among other things, meeting at its regularly scheduled meetings and as otherwise needed with the Fund’s management and evaluating the performance of the Fund’s service providers including LMPFA, Western Asset, Western Asset Limited, Western Singapore, the custodian and the transfer agent. As part of this process, the Directors consult with the Fund’s independent auditors and with their own separate independent counsel.

The Directors review the Fund’s financial statements, performance, net asset value and market price and the relationship between them, as well as the quality of the services being provided to the Fund. As part of this process, the Directors review the Fund’s fees and expenses in light of the nature, quality and scope of the services being received while also seeking to ensure that the Fund continues to have access to high quality services in the future.

The Board of Directors has four regularly scheduled meetings each year, and additional meetings may be scheduled as needed. In addition, the Board has a standing Audit Committee and Corporate Governance and Nominating Committee (the “Nominating Committee”) that meet periodically and whose responsibilities are described below.

During the fiscal year ended December 31, 2013, the Board of Directors held four regular meetings and one special meeting. Each Director attended at least 75% of the aggregate number of meetings of the Board and the committees for which he or she was eligible. The Fund does not have a formal policy regarding attendance by Directors at annual meetings of stockholders.

Each of the Audit Committee and the Nominating Committee is composed of all Directors who have been determined not to be “interested persons” of the Fund, LMPFA, Western Asset or their affiliates within the meaning of the 1940 Act, and who are “independent” as defined in the New York Stock Exchange listing standards (“Independent Directors”), and is chaired by an Independent Director. The Board in its discretion from time to time may establish ad hoc committees.

The Board of Directors is currently comprised of nine directors, eight of whom are Independent Directors. Kenneth D. Fuller serves as Chairman of the Board. Mr. Fuller is an “interested person” of the Fund. The appointment of Mr. Fuller as Chairman reflects the Board’s belief that his experience, familiarity with the Fund’s day-to-day operations and access to individuals with responsibility for the Fund’s management and operations provides the Board with insight into the Fund’s business and activities and, with his access to appropriate administrative support, facilitates the efficient development of meeting agendas that address the Fund’s business, legal and other needs and the orderly conduct of board meetings. Mr. Salacuse serves as Lead Independent Director. The Chairman develops agendas for Board meetings in consultation with the Lead Independent Director and presides at all meetings of the Board. The Lead Independent Director, among other things, chairs executive sessions of the Independent Directors, serves as a spokesperson for the Independent Directors and serves as a liaison between the Independent Directors and the Fund’s management between Board meetings. The Independent Directors regularly meet outside the presence of management and are advised by independent legal counsel. The Board also has determined that its leadership structure, as described above, is appropriate in light of the size and complexity of the Fund, the number of Independent Directors (who constitute a super-majority of the Board’s membership) and the Board’s general oversight responsibility. The Board also believes that its leadership structure not only facilitates the orderly and efficient flow of information to the Independent Directors from management, including Western Asset, Western Asset Limited and Western Singapore, the Fund’s subadvisers, but also enhances the independent and orderly exercise of its responsibilities.

Audit Committee

The Fund’s Audit Committee is composed entirely of all of the Independent Directors: Mses. Colman and Kamerick and Messrs. Cronin, Cucchi, Gelb, Hutchinson, Roett and Salacuse. Mr. Hutchinson serves as the Chair of the Audit Committee and has been determined by the Board to be an “audit committee financial expert.” The principal functions of the Audit Committee are: to (a) oversee the scope of the Fund’s audit, the Fund’s accounting and financial reporting policies and practices and its internal controls and enhance the quality and objectivity of the audit function; (b) approve, and recommend to the Independent Board Members (as such term is defined in the Audit Committee Charter) for their ratification, the selection, appointment, retention or termination of the Fund’s independent registered public accounting firm, as well as approving the compensation thereof; and (c) approve all audit and permissible non-audit services provided to the Fund and certain other persons by the Fund’s independent registered public accounting firm. This Committee met two times during the fiscal year ended December 31, 2013. The Fund’s Board of Directors most recently reviewed and adopted an Audit Committee Charter at a meeting held on February 14, 2013, a copy of which was attached hereto as Annex A.

Nominating Committee

The Fund’s Nominating Committee, the principal function of which is to select and nominate candidates for election as Directors of the Fund, is composed of all of the Independent Directors: Mses. Colman and Kamerick and Messrs. Cronin, Cucchi, Gelb, Hutchinson, Roett and Salacuse. Mr. Cronin serves as the Chair of the Nominating Committee. The Nominating Committee may consider nominees recommended by the stockholder as it deems appropriate. Stockholders who wish to recommend a nominee should send recommendations to the Fund’s Secretary that include all information relating to such person that is required to be disclosed in solicitations of proxies for the election of Directors. A recommendation must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders. The Nominating Committee met twice during the fiscal year ended December 31, 2013. The Fund’s Board of Directors most recently reviewed and re-adopted a Nominating Committee Charter at a meeting held on February 14, 2013, a copy of which is attached as Annex B to the Fund’s proxy statement, dated March 27, 2013.

The Nominating Committee identifies potential nominees through its network of contacts, and in its discretion may also engage a professional search firm. The Nominating Committee meets to discuss and consider such candidates’ qualifications and then chooses a candidate by majority vote. The Nominating Committee does not have specific, minimum qualifications for nominees and has not established specific qualities or skills that it regards as necessary for one or more of the Fund’s Directors to possess (other than any qualities or skills that may be required by applicable law, regulation or listing standard). However, as set forth in the Nominating Committee Charter, in evaluating a person as a potential nominee to serve as a Director of the Fund, the Nominating Committee may consider the following factors, among any others it may deem relevant:

•	whether or not the person is an “interested person” as defined in the 1940 Act and whether the person is otherwise qualified under applicable laws and regulations to serve as a Director of the Fund;

•	whether or not the person has any relationships that might impair his or her independence, such as any business, financial or family relationships with Fund management, the investment manager of the Fund, Fund service providers or their affiliates;

•	whether or not the person serves on boards of, or is otherwise affiliated with, competing financial service organizations or their related mutual fund complexes;

•	whether or not the person is willing to serve, and willing and able to commit the time necessary for the performance of the duties of a Director of the Fund;

•	the contribution which the person can make to the Board and the Fund (or, if the person has previously served as a Director of the Fund, the contribution which the person made to the Board during his or her previous term of service), with consideration being given to the person’s business and professional experience, education and such other factors as the Committee may consider relevant;

•	the character and integrity of the person; and

•	whether or not the selection and nomination of the person would be consistent with the requirements of the Fund’s retirement policies.

The Nominating Committee does not have a formal diversity policy with regard to the consideration of diversity in identifying potential director nominees but may consider diversity of professional experience, education and skills when evaluating potential nominees for Board membership.

Risk Oversight

The Board’s role in risk oversight of the Fund reflects its responsibility under applicable state law to oversee generally, rather than to manage, the operations of the Fund. In line with this oversight responsibility, the Board receives reports and makes inquiry at its regular meetings and as needed regarding the nature and extent of significant Fund risks (including investment, compliance and valuation risks) that potentially could have a materially adverse impact on the business operations, investment performance or reputation of the Fund, but relies upon the Fund’s management (including the Fund’s portfolio managers) and Chief Compliance Officer, who reports directly to the Board, and LMPFA to assist it in identifying and understanding the nature and extent of such risks and determining whether, and to what extent, such risks may be eliminated or mitigated. In addition to reports and other information received from Fund management and LMPFA regarding the Fund’s investment program and activities, the Board as part of its risk oversight efforts meets at its regular meetings and as needed with the Fund’s Chief Compliance Officer to discuss, among other things, risk issues and issues regarding the policies, procedures and controls of the Fund. The Board may be assisted in performing aspects of its role in risk oversight by the Audit Committee and such other standing or special committees as may be established from time to time by the Board. For example, the Audit Committee of the Board regularly meets with the Fund’s independent public accounting firm to review, among other things, reports on the Fund’s internal controls for financial reporting.

The Board believes that not all risks that may affect the Fund can be identified, that it may not be practical or cost-effective to eliminate or mitigate certain risks, that it may be necessary to bear certain risks (such as investment-related risks) to achieve the Fund’s goals, and that the processes, procedures and controls employed to address certain risks may be limited in their effectiveness. Moreover, reports received by the Directors as to risk management matters are typically summaries of relevant information and may be inaccurate or incomplete. As a result of the foregoing and other factors, the Board’s risk management oversight is subject to substantial limitations.

Officers

The Fund’s executive officers are chosen each year at a regular meeting of the Board of Directors of the Fund, to hold office until their respective successors are duly elected and qualified. Officers of the Fund receive no compensation from the Fund, although they may be reimbursed by the Fund for reasonable out-of-pocket travel expenses for attending Board meetings. In addition to Mr. Fuller, the Fund’s Chairman, CEO and President, the executive officers of the Fund currently are:

Name, Address and Age	Position(s) Held with Fund	Length of Time Served	Principal Occupation(s) During Past 5 years
Richard F. Sennett Legg Mason & Co. 100 International Drive Baltimore, MD 21202 Birth year: 1970	Principal Financial Officer	Since 2011	Principal Financial Officer and Treasurer of certain mutual funds associated with Legg Mason & Co. or its affiliates (since 2011 and since 2013); Managing Director of Legg Mason & Co. and Senior Manager of the Treasury Policy group for Legg Mason & Co.’s Global Fiduciary Platform (since 2011); formerly, Chief Accountant within the SEC’s Division of Investment Management (2007 to 2011); formerly, Assistant Chief Accountant within the SEC’s Division of Investment Management (2002 to 2007)

Name, Address and Age	Position(s) Held with Fund	Length of Time Served	Principal Occupation(s) During Past 5 years
Ted P. Becker Legg Mason & Co. 620 Eighth Avenue, 49th Floor New York, NY 10018 Birth year: 1951	Chief Compliance Officer	Since 2006	Director of Global Compliance at Legg Mason (since 2006); Managing Director of Compliance at Legg Mason, (since 2005); Chief Compliance Officer with certain mutual funds associated with Legg Mason (since 2006); Managing Director of Compliance at Legg Mason or its predecessors (2002-2005). Prior to 2002, Managing Director—Internal Audit & Risk Review at Citigroup Inc.

Vanessa A. Williams Legg Mason & Co. 100 First Stamford Place Stamford, CT 06902 Birth year: 1979	Identity Theft Prevention Officer	Since 2011	Identity Theft Prevention Officer of certain mutual funds associated with Legg Mason & Co. or its affiliates (since 2011); Chief Anti-Money Laundering Compliance Officer of certain mutual funds associated with Legg Mason & Co. or its affiliates (since 2011); formerly, Assistant Vice President and Senior Compliance Officer of Legg Mason & Co. or its predecessor (2008 to 2011); formerly, Compliance Analyst of Legg Mason & Co. or its predecessor (2004 to 2008)

Steven Frank Legg Mason & Co. 620 Eighth Avenue New York, NY 10018 Birth Year: 1967	Treasurer	Since 2010	Vice President of Legg Mason & Co. (since 2002); Treasurer of certain funds associated with Legg Mason or its affiliates (since 2010); formerly, Controller of certain funds associated with Legg Mason or its predecessors (2005 to 2010); formerly, Assistant Controller of certain mutual funds associated with Legg Mason predecessors (2001 to 2005)

Robert I. Frenkel Legg Mason & Co. 100 First Stamford Place Stamford, CT 06902 Birth year: 1954	Secretary and Chief Legal Officer	Since 2004	Managing Director and General Counsel of Global Mutual Funds for Legg Mason and its predecessor (since 1994); Secretary and Chief Legal Officer of mutual funds associated with Legg Mason (since 2003).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and Section 30(h) of the 1940 Act in combination require the Fund’s Directors and officers and persons who own more than 10% of the Fund’s common stock, as well as LMPFA, Western Asset and certain of their affiliated persons, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange, Inc. (“NYSE”). Such persons and entities are required by SEC regulations to furnish the Fund with copies of all such filings. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Fund believes that, during the fiscal year ended December 31, 2013, all such filing requirements were met with respect to the Fund.

Report of the Audit Committee

Pursuant to a meeting of the Audit Committee on February 20, 2014, the Audit Committee reports that it has: (i) reviewed and discussed the Fund’s audited financial statements with management; (ii) discussed with KPMG LLP (“KPMG”), the independent registered public accounting firm of the Fund, the matters required to be discussed by the Statement on Auditing Standards No. 61 as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and (iii) previously received written confirmation from KPMG that it is independent and written disclosures regarding such independence as required by the Public Company Accounting Oversight Board Standard No. 1, and discussed with KPMG the independent registered public accounting firm’s independence.

Pursuant to the Audit Committee Charter adopted by the Fund’s Board, the Audit Committee is responsible for conferring with the Fund’s independent registered public accounting firm, reviewing annual financial statements and recommending the selection of the Fund’s independent registered public accounting firm. The Audit Committee advises the full Board with respect to accounting, auditing and financial matters affecting the Fund. The independent registered public accounting firm is responsible for planning and carrying out the proper audits and reviews of the Fund’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are responsible for oversight. Moreover, the Audit Committee relies on and makes no independent verification of the facts presented to it or representations made by management or the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principals and policies, or internal controls and procedures, designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not provide assurance that the audit of the Fund’s financial statements has been carried out in accordance with generally accepted accounting standards or that the financial statements are presented in accordance with generally accepted accounting principles.

Based on the review and discussions referred to in items (i) through (iii) above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Fund’s annual reports for the Fund’s fiscal year ended December 31, 2013.

Submitted by the Audit Committee of the Fund’s Board of Directors

Carol L. Colman

Daniel P. Cronin

Paolo M. Cucchi

Leslie H. Gelb

William R. Hutchinson

Eileen A. Kamerick

Riordan Roett

Jeswald W. Salacuse

February 20, 2014

Board Recommendation and Required Vote

Directors are elected by a plurality of the votes cast by the holders of shares of the Fund’s common stock present in person or represented by proxy at a meeting at which a quorum is present. For purposes of the election of Directors, abstentions and broker non-votes will not be considered votes cast, and do not affect the plurality vote required for Directors.

The Board of Directors, including the Directors who are not “interested” persons, unanimously recommends that stockholders of the Fund vote “FOR” each of the nominees for Director.

Proposal No. 2:

LIQUIDATION AND DISSOLUTION OF THE FUND

This summary is qualified in its entirety by reference to the additional information contained elsewhere in this Proxy Statement and the Plan of Liquidation and Dissolution (the “Plan”), a form of which is attached to this Proxy Statement as Appendix A.

At a special meeting of the Board held on January 17, 2014, the Board unanimously approved a proposal to liquidate and dissolve the Fund pursuant to a Plan, a copy of which is attached as Appendix A. As permitted under the Maryland General Corporation Law (the “MGCL”) and in accordance with the provisions of the Fund’s charter (the “Charter”), the liquidation and dissolution of the Fund pursuant to the Plan requires the affirmative vote of the holders of majority of the Fund’s stockholders.

At your upcoming Meeting, you will be asked to approve the liquidation and dissolution of the Fund pursuant to the Plan, which is described in more detail in this Proxy Statement. The Board unanimously recommends that you vote “FOR” this Proposal 2 for the reasons discussed below.

If the Fund’s stockholders approve the liquidation and dissolution of the Fund pursuant to the Plan, the Fund’s management, under the oversight of the Board, will proceed to wind up the Fund’s affairs as soon as reasonably practicable thereafter in a timeframe that allows for an orderly liquidation of portfolio holdings under then-current market conditions. The Fund will then set aside, in cash or cash equivalents, the amount of all known or reasonably ascertainable liabilities and obligations of the Fund and make liquidating distributions of the remaining cash to stockholders. The amounts to be distributed to stockholders of the Fund will be reduced by the expenses of the Fund in connection with the liquidation and dissolution of the Fund pursuant to the Plan, as described in more detail below under “Distribution Amounts.” If stockholders do not approve the liquidation and dissolution of the Fund pursuant to the Plan, the Fund will continue to exist as a registered investment company in accordance with its stated investment objective and policies while the Board considers what, if any, steps to take in the best interests of the Fund and its stockholders, including the possibility of resubmitting the Plan or another plan of liquidation and dissolution to stockholders for future consideration.

Background

The Fund commenced operations on May 28, 2004, and is organized as a Maryland corporation. The Fund’s primary investment objective is total return. The Fund’s secondary investment objective is current income. The Fund’s shares of common stock are traded on the New York Stock Exchange (“NYSE”) under the ticker symbol “IMF.” As of December 31, 2013, the Fund had net assets of $125.9 million, representing a decline in net assets of 31.29% from its commencement of operations.

Board Considerations

The Board has discussed on multiple occasions the challenges faced by the Fund as a result of its small asset size and relatively high expense ratio and an investment program that has been impacted adversely by a low interest rate, low inflation environment. The Board believes that all of these factors to an extent have reduced demand for the Fund’s shares, exacerbating a persistent discount between the Fund’s net asset value per share (“NAV”) and the market price for its shares (the “discount”).

At a meeting held by conference telephone call on February 10-11, 2014, the Board reviewed with LMPFA the continued viability of the Fund under the circumstances and directed the Manager to provide an analysis of the options available in light of the interests of the Fund’s stockholders, including the possible merger of the Fund into a suitable open-end fund managed by LMPFA or its affiliates, implementation of a tender offer or share repurchase program, conversion to an open-end structure, and liquidation.

The Fund has periodically received stockholder proposals from a stockholder, Donald R. Logan, including one received in October 2013, calling for the termination of the investment management agreement between LMPFA and the Fund. As part of his supporting statement, Mr. Logan stressed the persistent discount of the Fund. Mr. Logan’s proposals to date have not received stockholder approval. In November 2013, Karpus Management, Inc. d/b/a Karpus Investment Management (“Karpus”), which owns 23.05% of the Fund, notified the Fund of its intention to nominate three candidates for election to the Board at the next meeting of IMF stockholders anticipated to be held in April 2014. Karpus also submitted a stockholder proposal to terminate the investment management agreement. Bulldog Investors, LLC (“Bulldog”) now owns 13.5% of the Fund and also has expressed concerns over the Fund’s large and sustained discount.

At a special meeting held by telephone conference call on January 17, 2014, the Board reviewed an analysis prepared by Management of the options available to address the difficulties resulting from the Fund’s small size and, relatively high expense ratio. At the special meeting, Management reported that it was unable to identify a suitable merger candidate for the Fund. Management reported further that the time, cost, and likelihood that a high percentage of investors in the Fund would redeem their shares if the Fund were merged into an open-end fund or otherwise open-ended made it unlikely that a merger or open-ending of the Fund would be advisable or effective. Management also reviewed the viability of a tender offer or share repurchase program, and concluded that the size of the Fund would limit the effectiveness of any such plan, and would likely render the Fund too small to be viable. With respect to altering the Fund’s investment policies, Management discussed that, given the uncertain demand for inflation products, significant amendments would be needed to the Fund’s investment policies, which would necessitate stockholder approval of the revised investment policies and likely would generate significant cost to the Fund. In light of the significant positions held in the Fund by Karpus and Bulldog and their possible opposition to such a proposal, among other things, the Board concluded that stockholder approval of the revised investment policies was not certain; moreover, given the small asset size of the Fund and the associated cost with implementing any revisions, the Fund’s revised investment policies might not be sufficient to effectively address the Fund’s difficulties. In addition, the Board discussed changing the Fund’s investment adviser and subadviser, but concluded that the prospect of identifying and obtaining required stockholder approval of a suitable successor investment adviser willing to assume responsibility for the investment advisory and other services currently provided by LMPFA to a single small fund on comparable financial terms would be uncertain, especially in light of the large positions held in the Fund by Karpus and Bulldog. In evaluating the Fund’s options, the Board considered the foregoing and other relevant factors, including tax consequences of a liquidation for all of the Fund’s stockholders, noting that the stockholders would have the opportunity to consider those tax consequences in voting to approve or not approve a liquidation proposal.

Based upon Management’s analyses and discussions at the special meeting, the Board concluded that, depending on market conditions, an orderly liquidation and dissolution of the Fund would be in the interests of stockholders, approved the proposed Plan, and directed the proposed Plan be submitted for consideration by the Fund’s stockholders. A copy of the Plan is attached hereto as Exhibit A.

Following the Fund’s announcement on January 21, 2014 that the Board had approved the Plan and would be submitting to stockholders a proposal to approve the liquidation and dissolution of the Fund pursuant to the Plan, Donald R. Logan and Karpus, each of whom had submitted stockholder proposals discussed above, withdrew their respective stockholder proposals.

If the Liquidation is approved by stockholders, management, under the oversight of the Board and the officers of the Fund, will proceed to wind up the Fund’s affairs as soon as reasonably practicable thereafter in a timeframe that allows for an orderly liquidation of portfolio holdings under then-current market conditions. The Fund cannot predict at this time how long it will take to accomplish an orderly liquidation. See “Additional Considerations” below. If the liquidation and dissolution of the Fund pursuant to the Plan is not approved by stockholders, the Directors will consider whether another course of action would benefit the Fund and its stockholders.

Summary of Plan of Liquidation and Dissolution

The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan which is attached hereto as Exhibit A. Stockholders are urged to read the Plan in its entirety.

Effective Date of the Plan and Cessation of the Fund’s Activities as an Investment Company. The Plan will become effective only upon (a) its adoption and approval by the holders of majority of the outstanding shares of the Fund and (b) the satisfactory resolution in the sole discretion of the Board of any and all possible claims pending against the Fund and/or its Board (the “Effective Date”). Following these two events, the Fund (i) will cease to invest its assets in accordance with its investment objectives and will, as soon as reasonable and practicable after the Effective Date, complete the sale of the portfolio securities it holds in order to convert its assets to cash or cash equivalents, provided, however, that after stockholder approval of the Plan, the Board may authorize the commencement of the sale of portfolio securities and the investment of the proceeds of such sale in investment grade short-term debt securities denominated in U.S. dollars, cash or cash equivalent securities, (ii) will not engage in any business activities except for the purpose of paying, satisfying, and discharging any existing debts and obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, and (iii) will dissolve in accordance with the Plan and will file Articles of Dissolution with the State of Maryland. The Fund will, nonetheless, continue to meet the source of income, asset diversification and distribution requirements applicable to regulated investment companies under the U.S. Internal Revenue Code of 1986, as amended (the “Code”), through the last day of its final taxable year ending on liquidation.

Closing of Books and Restriction on Transfer of Shares. The proportionate interests of stockholders in the assets of the Fund will be fixed on the basis of their holdings on the Effective Date, or on such later date as may be determined by the Board (the “Determination Date”). On the Determination Date, the books of the Fund will be closed. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the stockholders’ respective interests in the Fund’s assets will not be transferable by the negotiation of share certificates and the Fund’s shares will cease to be traded on the NYSE.

Liquidation Distributions. The distribution of the Fund’s assets will be made in one or more cash payments in complete cancellation of all the outstanding shares of common stock of the Fund. The first distribution of the Fund’s assets (the “First Distribution”) is expected to consist of cash representing substantially all the assets of the Fund, less an estimated amount necessary to discharge (a) any unpaid liabilities and obligations of the Fund on the Fund’s books on the First Distribution date, and (b) any liabilities as the Board reasonably deems to exist against the assets of the Fund on the Fund’s books.

However, there can be no assurance that the Fund will be able to declare and pay the First Distribution. If the First Distribution is declared and paid, the amount of the First Distribution currently is uncertain. Subsequent distributions, if necessary, are anticipated to be made within 90 days after the First Distribution and will consist of cash from any assets remaining after payment of expenses, the proceeds of any sale of assets of the Fund under the Plan not sold prior to the First Distribution and any other miscellaneous income of the Fund.

Each stockholder not holding stock certificates of the Fund will receive liquidating distributions equal to the stockholder’s proportionate interest in the net assets of the Fund as of the Determination Date. Each stockholder holding stock certificates of the Fund will receive a confirmation showing the number of shares represented by such stock certificates and the total number of outstanding shares of the Fund as of the Determination Date. This confirmation will include an advice that each stockholder will be paid such stockholder’s proportionate interest in the net assets of the Fund in cash upon return of the stock certificate. Stockholders holding stock certificates should consider arranging with the Fund’s transfer agent a return of their certificates in advance of any liquidating distributions in order to facilitate payments to them. The transfer agent is American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219. The transfer agent can be reached by telephone at 1-888-888-0151 or by e-mail at info@amstock.com. All stockholders will receive information concerning the sources of the liquidating distribution.

Expenses of Liquidation and Dissolution. All of the expenses incurred by the Fund in carrying out the Plan will be borne by the Fund.

Continued Operation of the Fund. The Plan provides that the Board has the authority to authorize such variations from or amendments of the provisions of the Plan (other than the terms of the liquidating distributions) at any time without stockholder approval, if the Board determines that such action would be advisable and in the best interests of the Fund and its stockholders, as may be necessary or appropriate to effect the marshalling of Fund assets and the dissolution, complete liquidation and termination of existence of the Fund, and the distribution of its net assets to stockholders in accordance with the laws of the State of Maryland, the 1940 Act, the Charter, the Amended and Restated Bylaws of the Fund, as amended and supplemented (the “Bylaws”) and the purposes to be accomplished by the Plan. If any variation or amendment appears necessary and, in the judgment of the Board, will materially and adversely affect the interests of the Fund’s stockholders, such variation or amendment will be submitted to the Fund’s stockholders for approval. In addition, the Board may abandon the liquidation and dissolution of the Fund pursuant to the Plan prior to the time Articles of Dissolution are accepted for record by the State Department of Assessments and Taxation of Maryland if the Board determines that such abandonment would be advisable and in the best interests of the Fund and its stockholders. However, it is the Board’s current intention to liquidate and dissolve the Fund as soon as practicable following the settlement of all possible claims pending against the Fund and/or the Board.

Distribution Amounts

The Fund’s net assets on December 31, 2013 were $125,860,930. At such date, the Fund had 7,062,862 shares outstanding. Accordingly, on December 31, 2013, the NAV per share of the Fund was $17.82. The NAV per share of the Fund will change before the Plan becomes effective. The amounts to be distributed to stockholders of the Fund upon liquidation will be reduced by the expenses of the Fund in connection with the liquidation and portfolio transaction costs as well as any costs incurred in resolving any claims that may arise against the Fund and/or the Board. The total amount estimated to be spent in connection with the Liquidation, including the solicitation of stockholders pursuant to this proxy statement, including the costs associated with the preparation, printing and mailing of the Proxy Statement, is approximately $17,100. The total amount estimated to be spent in connection with the liquidation and dissolution of the Fund, excluding such proxy solicitation expenses, is approximately $437,500. Such approximate amount includes estimated portfolio transaction costs of approximately $317,500 (although actual portfolio transaction costs will depend upon the composition of the portfolio and the timing of the sale of portfolio securities); estimated costs of any extension of the Directors’ and Officers’ liability insurance policy; any fees charged by state or federal agencies; transfer agent fees; legal fees and other miscellaneous costs. Actual liquidation expenses and portfolio transaction costs may vary. Any increase in such costs will be funded from the cash assets of the Fund and will reduce the amount available for distribution to stockholders.

Material U.S. Federal Income Tax Considerations

The following is a general discussion of the material U.S. federal income tax considerations resulting from the implementation of the Plan for U.S. stockholders who hold their stock as capital assets (generally, property held for investment). This discussion does not purport to be complete or to deal with all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances. You are a U.S. stockholder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person subject to U.S. federal income tax on a net income basis in respect of your investment in stock in the Fund. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder, and judicial and administrative ruling authorities, as of the date hereof, all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion does not represent a detailed description of the U.S. federal income tax considerations relevant to special classes of taxpayers including, without limitation, financial institutions, insurance companies, investors in pass-through entities, U.S. stockholders whose “functional currency” is not the United States dollar, tax-exempt organizations, dealers in securities or currencies, traders in securities or commodities that elect mark to market treatment, or persons that hold their stock in the Fund as a position in a “straddle,” “hedge” or as part of a “constructive sale” for U.S. federal income tax purposes. In addition, this discussion does not address the application of the U.S. federal alternative minimum tax or the Medicare contribution tax. Stockholders should consult their own tax advisers with regard to the U.S. federal tax consequences of the implementation of the Plan to them, as well as the tax consequences arising under the laws of any state, foreign country, or other taxing jurisdiction.

If its stockholders approve the Plan, the Fund will sell its assets and distribute the proceeds and any income to stockholders. The Fund anticipates that it will retain its qualification for treatment as a regulated investment company under the Code during the liquidation period and that it will make all required distributions so that it will not be taxed on any gain realized from the sale of its assets. The tax consequences to stockholders from any such distributions will be the same as is normally the case. The Fund may, if eligible, treat all or a portion of the amounts required to be distributed as having been paid out as part of the liquidating distributions.

A stockholder who receives liquidating distributions will generally be treated as having received the distributions in exchange for the stockholder’s stock in the Fund. As such, a stockholder will generally realize capital gain or loss in an amount equal to the difference between the total amount of liquidating distributions received and the stockholder’s adjusted tax basis in the stock sold. Such gain or loss will be long-term or short-term, depending upon the stockholder’s holding period for the stock. Generally, a stockholder’s gain or loss will be a long-term gain or loss if the stock has been held for more than one year and a short-term gain or loss if the stock has been held for one year or less, except that any loss realized with respect to stock held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends that were received on the stock. For non-corporate taxpayers, long-term capital gains are currently eligible for reduced rates of taxation.

The Fund may be required to withhold from liquidating distributions payable to U.S. stockholders who fail to provide the Fund with their correct taxpayer identification number or to make required certifications, or who have been notified by the Internal Revenue Service that they are subject to backup withholding. Certain stockholders specified in the Code generally are exempt from such backup withholding. This withholding is not an additional tax. Any amounts withheld may be credited against the stockholder’s U.S. federal income tax liability, provided that the stockholder timely furnishes the Internal Revenue Service with the required information.

Impact of the Plan on the Fund’s Status Under the 1940 Act

On the Effective Date, the Fund will cease doing business as an investment company (including ceasing to invest assets in accordance with the Fund’s investment objectives) and, as soon as practicable, will apply for deregistration under the 1940 Act. It is expected that the Securities and Exchange Commission will issue an order approving the deregistration of the Fund if the Fund is no longer doing business as an investment company. Accordingly, the Plan provides for the eventual cessation of the Fund’s activities as an investment company and its deregistration under the 1940 Act, and a vote in favor of the Plan will constitute a vote in favor of such a course of action.

Until the Fund’s deregistration as an investment company becomes effective, the Fund, as a registered investment company, will continue to be subject to and will comply with the 1940 Act.

Procedure For Dissolution Under Maryland Law

After the Effective Date, pursuant to the MGCL, Articles of Dissolution stating that the dissolution has been authorized will in due course be executed, acknowledged and filed with the State Department of Assessments and Taxation of Maryland, and will become effective in accordance with such law. Upon the effective date of such Articles of Dissolution, the Fund will be legally dissolved, but thereafter the Fund will continue to exist for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, but not for the purpose of continuing the business for which the Fund was organized.

Appraisal Rights

Stockholders will not be entitled to appraisal rights under Maryland law in connection with the Plan.

Quorum and Required Vote

Under the MGCL and pursuant to the Charter and Bylaws, the affirmative vote of the holders of at least a majority of the outstanding shares of common stock of the Fund entitled to vote thereon is required to approve the liquidation and dissolution of the Fund pursuant to the Plan. For purposes of the vote on Proposal 2, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the liquidation and dissolution of the Fund pursuant to the Plan. The holders of a majority of the Fund’s outstanding common stock entitled to vote at the Meeting, present in person or by proxy, constitutes a quorum for the transaction of business at the Meeting. In the event that the necessary quorum to transact business or the vote required to approve the Plan is not obtained at the Meeting, the chairman of the meeting or the persons named as proxies may propose one or more adjournments of the Meeting in accordance with applicable law, to permit further solicitation of proxies with respect to such proposal. Any such adjournment with respect to a proposal will require the affirmative vote of the holders of a majority of the Fund’s shares present in person or by proxy at the Meeting and voting on that proposal. The persons named as attorneys in the enclosed proxy card will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal for which further solicitation of proxies is to be made. They will vote against any such adjournment those proxies required to be voted against such proposal.

Votes cast by proxy or in person at the Meeting will be tabulated by the inspectors of election appointed for the Meeting. The inspectors of election, on behalf of the Fund, will determine whether or not a quorum is present at the Meeting. The inspectors of election will treat abstentions and “broker non-votes” (i.e., shares held by brokers or nominees, typically in “street name,” as to which proxies have been returned but (a) instructions have not been received from the beneficial owners or persons entitled to vote and (b) the broker or nominee does not have discretionary voting power on a particular matter) as present for purposes of determining a quorum.

Votes cast by proxy or in person at the Meeting will be tabulated by the inspectors of election appointed for the Meeting. The Fund expects that broker-dealer firms holding shares of the Fund in “street name” for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on Proposal 2. The Fund understands that, under the rules of the NYSE, such broker-dealers may not, without instructions from such customers and clients, grant authority to the proxies designated by the Fund to vote on the proposal to liquidate the Fund if no instructions have been received prior to the date specified in the broker-dealer firm’s request for voting instructions. Therefore, if beneficial owners do not provide proxy instructions or do not return a proxy card that specifies how they wish to vote on Proposal 2, such action will have the same effect as a vote “AGAINST” Proposal 2.

In the event that a majority of the outstanding shares of common stock of the Fund are not voted in favor of the liquidation and dissolution of the Fund pursuant to the Plan, with the result that the liquidation and dissolution of the Fund as set forth in the Plan is not approved, the Fund will continue to exist as a registered investment company in accordance with its stated investment objective and policies. In the event the liquidation and dissolution of the Fund pursuant to the Plan is not approved, the Board presently intends to meet to consider what, if any, steps to take in the best interests of the Fund and its stockholders, including the possibility of resubmitting the liquidation and dissolution of the Fund pursuant to the Plan or another plan of liquidation and dissolution to stockholders for future consideration. Also, if the liquidation and dissolution of the Fund pursuant to the Plan is not approved by stockholders, the Board will promptly meet to consider other options to attempt to improve the Fund’s performance, reduce the Fund’s expense ratio and reduce the discount to NAV at which the Fund’s shares trade.

Additional Considerations

In addition to the other information contained in this Proxy Statement, you should consider the following factors in determining whether or not to vote in favor of the liquidation and dissolution of the Fund pursuant to the Plan.

The Fund is not able to Estimate Net Proceeds to be Received by Stockholders. The actual amounts to be distributed to stockholders of the Fund upon liquidation is subject to significant uncertainties and not possible to predict at this time. The amount available for distribution to stockholders will be based, in part, on the value of the Fund’s assets at the time of liquidation and then-current market conditions; the amount of the Fund’s actual costs, expenses and liabilities to be paid in the future; the potential market impact of liquidation of portfolio securities (including the liquidation of potentially large blocks of portfolio securities) under current and developing market conditions; general business and economic conditions; and the time required to liquidate the Fund’s assets, all of which cannot be predicted with any certainty at this time.

The Fund is Not Able to Predict at this Time the Length of Time it Would Take to Complete the Liquidation and Dissolution of the Fund. Notwithstanding the approval of a majority of the outstanding shares of common stock of the Fund, any claims pending against the Fund and/or the Board must be satisfactorily resolved prior to the liquidation of the Fund’s assets. While the Board is not currently aware of any such claim, it is possible that such a claim could arise and that costs would be incurred to resolve it. If any such claim should arise, the Fund will not liquidate until such claim is satisfactorily resolved in the sole discretion of the Board. If stockholders approve the Plan, on the Effective Date, the Fund will be authorized to commence the sale and liquidation of its assets and the Fund will cease investment activity other than managing the sale of securities and the Fund’s cash levels. The Fund is unable to predict when it will complete the sale of its assets or when it will distribute the liquidation proceeds to stockholders. In effecting the liquidation and dissolution of the Fund, Western Asset expects to invest the cash proceeds from the sale of portfolio securities in short-term taxable instruments. However, the Fund will not be managed during the liquidation period in a manner designed to produce investment returns analogous to that which it attempted to achieve during its investment operations. Further, the market value of the Fund’s portfolio securities may decline during the liquidation period resulting in a reduction in the amounts available for ultimate liquidation distribution, and the length of the liquidation period cannot be predicted at this time as described above.

The Liquidity and Market Price of Fund Common Shares Could Decrease. As the Fund sells its assets and distributes proceeds of the liquidation to stockholders, the Fund’s market capitalization and “float” may diminish. Market interest in the Fund’s shares may also diminish. This could reduce the market demand for and liquidity of shares of the Fund’s common stock, which may adversely affect the market price of the Fund’s shares. The Fund currently intends to maintain its listing on the NYSE until such time as the Common Shares are no longer eligible for listing and trading. This would further decrease the market demand for, liquidity and price of the Fund’s shares.

ADDITIONAL INFORMATION

Disclosure of Fees Paid to Independent Registered Public Accounting Firm

Audit Fees. The aggregate fees billed in the previous fiscal years ending December 31, 2012 and December 31, 2013 for professional services rendered by KPMG for the audit of the Fund’s annual financial statements, or services that are normally provided in connection with the statutory and regulatory filings or engagements in those fiscal years, were $64,650 in December 31, 2012 and $64,650 in December 31, 2013.

Audit-Related Fees. There were no fees billed by KPMG in connection with assurance and related services related to the annual audit of the Fund’s financial statements, other than the Audit fees described above, for the fiscal years ended December 31, 2012 and December 31, 2013 were $0 and $0, respectively.

In addition, there were no Audit-Related Fees billed for assurance and related services by KPMG to LMPFA and any entity controlling, controlled by or under common control with LMPFA that provides ongoing services to the Fund (LMPFA and such other entities together, the “Service Affiliates”), that were related to the operations and financial reporting of the Fund.

Tax Fees. The aggregate fees billed by KPMG for tax compliance, tax advice and tax planning, which include the filing and amendment of federal, state and local income tax returns, timely regulated investment company qualification review and tax distribution and analysis planning to the Fund for the fiscal years ended December 31, 2012 and December 31, 2013 were $3,300 and $3,800, respectively.

There were no fees billed by KPMG to Service Affiliates for tax services during the fiscal years ended December 31, 2012 and December 31, 2013 that were required to be approved by the Audit Committee.

All Other Fees. There were no other fees billed for other non-audit services rendered by KPMG to the Fund for the fiscal years ended December 31, 2012 and December 31, 2013.

There were no other non-audit services rendered by KPMG to the Service Affiliates in the fiscal years ended December 31, 2012 and December 31, 2013.

Generally, the Audit Committee must approve (a) all audit and permissible non-audit services to be provided to the Fund and (b) all permissible non-audit services to be provided to the Service Affiliates that relate directly to the operations and financial reporting of the Fund. The Audit Committee may implement policies and procedures by which such services are approved other than by the full Committee but has not yet done so.

The Audit Committee approved 100% of the Audit Related Fees, Tax Fees and Other Fees, if any, for each of the fiscal years ended December 31, 2012 and December 31, 2013.

The Audit Committee shall not approve non-audit services that the Committee believes may impair the independence of the registered public accounting firm. As of the date of the approval of the Audit Committee Charter, permissible non-audit services include any professional services (including tax services), that are not prohibited services as described below, provided to the Fund by the independent registered public accounting firm, other than those provided to the Fund in connection with an audit or a review of the financial statements of the Fund. Permissible non-audit services may not include: (i) bookkeeping or other services related to the accounting records or financial statements of the Fund; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, fairness opinions or contribution-in-kind reports;

(iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

Pre-approval by the Audit Committee of any permissible non-audit services is not required so long as: (i) the aggregate amount of all such permissible non-audit services provided to the Fund, LMPFA and any Covered Service Provider constitutes not more than 5% of the total amount of revenues paid to the independent registered public accounting firm during the fiscal year in which the permissible non-audit services are provided to (a) the Fund, (b) LMPFA and (c) any entity partially controlled by or under common control with LMPFA that provides ongoing services to the Fund during the fiscal year in which the services are provided that would not have to be approved by the Committee; (ii) the permissible non-audit services were not recognized by the Fund at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee (or its delegate(s)) prior to the completion of the audit.

The aggregate non-audit fees billed by KPMG for non-audit services rendered to the Fund and Service Affiliates for the fiscal years ended December 31, 2012 and December 31, 2013 were $0 and $0, respectively.

The Audit Committee has considered whether the provision of non-audit services to the Service Affiliates that were not pre-approved by the Audit Committee (because they did not require pre-approval) is compatible with maintaining KPMG’s independence. All services provided by KPMG to the Fund or to the Service Affiliates that were required to be pre-approved by the Audit Committee were pre-approved.

A representative of KPMG, if requested by any stockholder, will be present via telephone at the Meeting to respond to appropriate questions from stockholders and will have an opportunity to make a statement if he or she chooses to do so.

5% Beneficial Ownership

At February 21, 2014, to the knowledge of management, the registered stockholders who owned of record or owned beneficially more than 5% of the Fund’s capital stock outstanding is noted in the table below. As of the close of business on February 21, 2014, Cede & Co., a nominee for participants in the Depository Trust Company, held of record 7,062,552 shares, equal to approximately 99% of the Fund’s outstanding shares.

Percent	Name	Address
23.05%(1)	Karpus Management, Inc., d/b/a Karpus Investment Management	183 Sully’s Trail Pittsford, NY 14534

14.47%(2)	Bulldog Investors, LLC	Park 80 West 250 Pehle Ave Suite 70 Saddle Brook, NJ 07663

10.62%(3)	Relative Value Partners, LLC	1033 Skokie Blvd., Suite 470 Northbrook, IL 60062

6.10%(4)	First Trust Portfolios L.P.	120 East Liberty Drive, Suite 400 Wheaton, IL 60187

(1)	Based upon information disclosed in a Schedule 13D/A filed with the SEC on November 25, 2013 by Karpus Management, Inc.
(2)	Based upon information disclosed in Schedule 13D/A filed with the SEC on February 7, 2014.
(3)	Based upon information disclosed in Schedule 13G filed with the SEC on February 12, 2014.
(4)	Based upon information disclosed in Schedule 13G/A filed with the SEC on February 3, 2014.

Submission of Stockholder Proposals and Other Stockholder Communications

In the event that the Liquidation is not approved, all proposals by stockholders of the Fund that are intended to be presented at the 2015 Annual Meeting of Stockholders must be received by the Fund for inclusion in the Fund’s proxy statement and proxy relating to that meeting no later than November     , 2014. Any stockholder who desires to bring a proposal at the 2015 Annual Meeting of Stockholders without including such proposal in the Fund’s proxy statement must deliver written notice thereof to the Secretary of the Fund (addressed to c/o Legg Mason, 100 First Stamford Place, 6th Floor, Stamford, CT 06902) during the period from January 25, 2015 to February 24, 2015. However, if the Fund’s 2014 Annual Meeting of Stockholders is held earlier than March 26, 2015 or later than June 24, 2015, such written notice must be delivered to the Secretary of the Fund no earlier than 90 days before the date of the 2015 Annual Meeting of Stockholders and no later than the later of 60 days prior to the date of the 2015 Annual Meeting of Stockholders or 10 days following the public announcement of the date of the 2015 Annual Meeting of Stockholders. Stockholder proposals are subject to certain regulations under the federal securities laws.

The Fund’s Audit Committee has established guidelines and procedures regarding the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (collectively, “Accounting Matters”). Persons with complaints or concerns regarding Accounting Matters may submit their complaints to the Chief Compliance Officer (“CCO”). Persons who are uncomfortable submitting complaints to the CCO, including complaints involving the CCO, may submit complaints directly to the Fund’s Audit Committee Chair. Complaints may be submitted on an anonymous basis.

The CCO may be contacted at:

Legg Mason & Co., LLC

Compliance Department

620 Eighth Avenue, 49th Floor

New York, New York 10018

Complaints may also be submitted by telephone at 1-800-742-5274. Complaints submitted through this number will be received by the CCO.

The Fund’s Audit Committee Chair may be contacted at:

Western Asset Inflation Management Fund Inc.

Audit Committee Chair

c/o Robert K. Fulton, Esq.

Stradley Ronon Stevens & Young, LLP

2600 One Commerce Square

Philadelphia, PA 19103

A stockholder who wishes to send any other communications to the Board should also deliver such communications to the Secretary of the Fund at 100 First Stamford Place, 6th Floor, Stamford, CT 06902. The Secretary is responsible for determining, in consultation with other officers of the Fund, counsel, and other advisers as appropriate, which stockholder communications will be relayed to the Board.

Expenses of Proxy Solicitation

The Fund has retained D.F. King & Co., Inc. to aid in this solicitation of proxies. The costs of preparing, assembling, mailing material and solicitation of proxies will be borne by the Fund and are expected to be approximately $17,100. Proxies may also be solicited in-person by officers of the Fund and by regular employees of LMPFA or its affiliates, or other representatives of the Fund or by telephone, in addition to the use of mails. Brokerage houses, banks and other fiduciaries may be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies, and will be reimbursed by the Fund for such out-of-pocket expenses.

Other Business

The Fund’s Board of Directors does not know of any other matter that may come before the Meeting. If any other matter properly comes before the Meeting, it is the intention of the persons named in the proxy to vote the proxies in accordance with their judgment on that matter.

By Order of the Board of Directors,

Robert I. Frenkel

Secretary

March     , 2014

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE THEREFORE URGED TO COMPLETE AND SIGN, DATE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

ANNEX A

AUDIT COMMITTEE CHARTER

ESTABLISHMENT AND PURPOSE

This document serves as the Charter for the Audit Committee (the “Committee”) of the Board of each registered investment company (the “Fund”) advised by Legg Mason Partners Fund Advisor, LLC or one of its affiliates (“Adviser”) listed on Appendix A hereto (each such Charter being a separate Charter). The primary purposes of the Committee are to (a) assist Board oversight of (i) the integrity of the Fund’s financial reporting, (ii) the Fund’s compliance with legal and regulatory requirements (iii) the qualifications and independence of the Fund’s independent registered public accountants and (iv) the performance of the Fund’s internal audit function and independent registered public accountants; (b) approve, and recommend to the Independent Board Members (as such term is defined below) for their ratification, the selection, appointment, retention or termination of the Fund’s independent registered public accountants, as well as approving the compensation thereof; (c) approve all audit and permissible non-audit services provided to the Fund and certain other persons by the Fund’s independent registered public accountants; and (d) for each closed-end Fund, prepare the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission for inclusion in the Fund’s annual Proxy Statement.

DUTIES AND RESPONSIBILITIES

The Fund’s independent registered public accountants are accountable to the Committee.

The Committee shall:

1.	Bear direct responsibility for the appointment, compensation, retention and oversight of the Fund’s independent registered public accountants, or of any other public accounting firm engaged for the purpose of performing other audit, review or attest services for the Fund.

2.	Confirm with any independent registered public accountants retained to provide audit services that the independent registered public accountants has ensured the appropriate rotation of the lead audit partner pursuant to applicable regulations.

3.	Approve (a) all audit and permissible non-audit services[1] to be provided to the Fund and (b) all permissible non-audit services to be provided by the Fund’s independent registered public

1	The Committee shall not approve non-audit services that the Committee believes may impair the independence of the independent registered public accountants. As of the date of the approval of this Audit Committee Charter, permissible non-audit services include any professional services (including tax services), that are not prohibited services as described below, provided to the Fund by the independent registered public accountants, other than those provided to the Fund in connection with an audit or a review of the financial statements of the Fund. Permissible non-audit services may not include: (i) bookkeeping or other services related to the accounting records or financial statements of the Fund; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, and fairness opinions; (iv) actuarial services; (v) internal audit services; (vi) management functions; (vii) human resources; (viii) broker or dealer; (ix) legal services; (x) expert services unrelated to the audit; and (xi) any other service the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

Pre-approval by the Committee of any permissible non-audit services is not required so long as: (i) the aggregate amount of all such permissible non-audit services provided to the Fund, the Adviser and any service providers controlling, controlled by or under common control with the Adviser that provide ongoing services to the Fund (“Covered Service Providers”) constitutes not more than 5% of the total amount of revenues paid to the independent registered public accountants during the fiscal year in which the permissible non-audit services are provided to (a) the Fund, (b) the Adviser and (c) any entity controlling, controlled by or under common control with the Adviser that provides ongoing services to the Fund during the fiscal year in which the services are provided that would have to be approved by the Committee; (ii) the permissible non-audit services were not recognized by the Fund at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Committee and approved by the Committee (or its delegate(s)) prior to the completion of the audit.

accountants to the Adviser and any Covered Service Providers if the engagement relates directly to the operations and financial reporting of the Fund. The Committee may implement policies and procedures by which such services are approved other than by the full Committee.

4.	Discuss with the independent registered public accountants any disclosed relationships or services that may diminish the objectivity and independence of the independent registered public accountants and, if so determined by the Committee, recommend that the Board take appropriate action to ensure the independence of the independent registered public accountants.

5.	Review, in consultation with the independent registered public accountants, the proposed scope of the Fund’s audit each year, including the audit procedures to be utilized in the review of the Fund’s financial statements.

6.	Inquire of the Adviser and the independent registered public accountants as to significant tax and accounting policies elected by the Fund (including matters affecting qualification under Subchapter M of the Internal Revenue Code).

7.	Review with the independent registered public accountants any problems or difficulties the registered public accountants may have encountered during the conduct of the audit and management’s response, including a discussion with the independent registered public accountants of the matters required to be discussed by Statement on Auditing Standards No. 61, 89, 90 or any subsequent Statement, relating to the conduct of the audit.

8.	Review, in consultation, as appropriate, with the independent registered public accountants and significant Fund service providers, matters relating to internal controls over financial reporting and disclosure controls and procedures of the Fund and of the Fund’s significant service providers.

9.	Request, receive and/or review from the independent registered public accountants such other materials as deemed necessary or advisable by the Committee in the exercise of its duties under this Charter; such materials may include, without limitation, any other material written communications bearing on the Fund’s financial statements, or internal or disclosure controls, between the independent registered public accountants and the Fund, the Adviser or other Fund service providers, such as any management letter or schedule of unadjusted differences, and any comment or “deficiency” letter (to the extent such letters relate to financial reporting) received from a regulatory or self-regulatory organization addressed to the Fund or the Adviser that relates to services rendered to the Fund.

10.	For each closed-end Fund, establish procedures regarding the receipt, retention and treatment of complaints that the Fund may receive regarding Fund accounting, internal accounting controls or auditing matters, including procedures for the confidential or anonymous submission by Fund officers, employees, stockholders or service providers of concerns regarding questionable accounting or auditing matters related to the Fund.

11.	For each closed-end Fund, obtain and review a report by the Fund’s independent registered public accountants describing (i) the auditing firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) (to assess the auditor’s independence) all relationships between the independent registered public accountants and the Fund.

12.	For each closed-end Fund, discuss policies with respect to risk assessment and risk management.

13.	For each closed-end Fund, review hiring policies for employees or former employees of the Fund’s independent registered public accountants.

14.	For each closed-end Fund, discuss with management and the Fund’s independent registered public accountants the Fund’s audited financial statements, including any narrative discussion by management concerning the Fund’s financial condition and investment performance and, if appropriate, recommend the publication of the Fund’s annual audited financial statements in the Fund’s annual report in advance of the printing and publication of the annual report.

15.	For each closed-end Fund, discuss with management, prior to the printing and distribution of the Fund’s semi-annual report, the Fund’s unaudited financial statements, including any narrative discussion by management concerning the Fund’s financial condition and investment performance. The Committee may delegate the foregoing to a sub-committee of the Committee composed of two or more members (the “Sub-Committee”), as may be determined by the Committee and reflected in the Committee’s minutes.

16.	For each closed-end Fund, discuss the Fund’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

17.	For each closed-end Fund, review and evaluate annually the performance of the Committee and the adequacy of this Charter and recommend any proposed changes to the Charter to the Board for approval.

The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to retain, as it deems necessary to carry out its duties, special counsel and other experts or consultants at the expense of the Fund. The Fund shall provide appropriate funding, as determined by the Committee, for the Committee to carry out its duties and its responsibilities, including (a) for compensation to be paid to, or services to be provided by, the Fund’s independent registered public accountants or other public accounting firm providing audit, review or attest services for the Fund, (b) for payment of compensation to any outside legal, accounting or other advisors, counsel or consultants employed by the Committee and (c) for the ordinary administrative expenses of the Committee (and the Sub-Committee). In performing its duties, the Committee and Sub-Committee shall consult as it deems appropriate with the members of the Board, officers and employees of the Fund, the Adviser, the Fund’s sub-adviser(s), if any, the Fund’s counsel, counsel to the Independent Board Members and the Fund’s other service providers.

COMPOSITION

The Committee shall be composed of each Board member who has been determined not to be an “interested person,” as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (“1940 Act”), of the Fund (the “Independent Board Members”), or such lesser number as the Board of the Fund may specifically determine and reflect in the Board’s minutes, each of whom shall be financially literate and at least one of whom shall have accounting or related financial management expertise as determined by the Fund’s Board in its business judgment. Each member of the Committee must also meet the independence and experience requirements as set forth in the New York Stock Exchange’s Listed Company Manual or as set forth in the American Stock Exchange’s listing standards, as applicable, and the independence requirements applicable to investment companies set forth in the Securities Exchange Act of 1934. For those

Funds listed on the New York Stock Exchange, no member of the Committee may serve on the audit committees of more than three public companies, including the Funds, unless the Board determines that such simultaneous service would not impair the ability of such member to serve on the Committee effectively. The Committee shall elect a Chairperson, who shall preside over Committee meetings. The Chairperson shall serve for a term of three years, which term may be renewed from time to time.

MEETINGS

The Committee shall meet on a regular basis, but not less frequently than twice a year. Special meetings may also be held upon reasonable notice to the members of the Committee. An agenda shall be established for each meeting. The Committee may request any officer or employee of the Fund, the Fund’s counsel, counsel to the Independent Board Members, the Adviser, the Fund’s independent registered public accountants or other interested persons to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee will meet periodically with the Fund’s independent registered public accountants outside the presence of the Fund’s and the Adviser’s officers and employees. The Committee will also meet periodically with the Fund’s management outside the presence of the Fund’s independent registered public accountants. Meetings of the Committee may be held in person, by telephone or by other appropriate means.

One-third of the Committee’s members, but not fewer than two members, shall constitute a quorum. At any meeting of the Committee, the decision of a majority of the members present and voting shall be determinative as to any matter submitted to a vote.

For purposes of the Sub-Committee and its review of the semi-annual reports as set forth under paragraph 15 above, the Sub-Committee shall meet with such frequency and at such dates as may be necessary for each Fund’s semi-annual report (meeting dates to be coordinated with each Fund’s management). The Sub-Committee may request any officer or employee of the Fund, the Fund’s counsel, counsel to the Independent Board Members, the Adviser, the Fund’s independent registered public accountants or other interested persons to attend a meeting of the Sub-Committee or to meet with any members of, or consultants to, the Sub-Committee. The Sub-Committee shall report regularly to the Committee as to its activities.

REPORTING

The Chairperson shall report regularly to the Board on the result of the Committee’s deliberations and make such recommendations as deemed appropriate.

LIMITS ON ROLE OF COMMITTEE

The function of the Committee is oversight. The Fund’s management is responsible for (i) the preparation, presentation and integrity of the Fund’s financial statements, (ii) the maintenance of appropriate accounting and financial reporting principles and policies and (iii) the maintenance of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accountants are responsible for planning and carrying out proper audits and reviews. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not employees of the Fund. As such, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Fund from which it receives information and (ii) the accuracy of the financial and other information provided to the Committee by such persons and organizations absent actual knowledge to the contrary (which shall be promptly reported to the Fund’s Board) and (iii) statements made by the officers and employees of the Fund, the Adviser or other third parties as to any information technology, internal audit and other non-audit services provided by the independent registered public accountants to the Fund. The designation of a person as an “audit committee financial expert,” within the meaning of the rules adopted and implemented under Section 407 of the Sarbanes-Oxley Act of 2002, shall not impose any greater responsibility or liability on that person than the responsibility and liability imposed on such person as a member of the Committee, nor does it decrease the duties and obligations of other Committee members or the Board.

In carrying out its responsibilities, the Committee’s policies and procedures shall be adapted, as appropriate, in order to best react to a changing environment.

AMENDMENTS

This Charter may be amended by a vote of a majority of the Board members.

Appendix A

amended as of October 24, 2013

ClearBridge American Energy MLP Fund Inc. (“CBA”)

ClearBridge Energy MLP Fund Inc. (“CEM”)

ClearBridge Energy MLP Opportunity Fund Inc. (“EMO”)

ClearBridge Energy MLP Total Return Fund Inc. (“CTR”)

Legg Mason BW Global Income Opportunities Fund Inc. (“BWG”)

Legg Mason Permal Alternatives Fund Inc.

LMP Capital and Income Fund Inc. (“SCD”)

LMP Corporate Loan Fund Inc. (“TLI”)

LMP Real Estate Income Fund Inc. (“RIT”)

Permal Hedge Strategies Fund I

Permal Hedge Strategies Fund II

Permal Hedge Strategies Portfolio

Western Asset Emerging Markets Debt Fund Inc. (“ESD”)

Western Asset Emerging Markets Income Fund Inc. (“EMD”)

Western Asset Global Corporate Defined Opportunity Fund Inc.(“GDO”)

Western Asset Global High Income Fund Inc. (“EHI”)

Western Asset Global Partners Income Fund Inc. (“GDF”)

Western Asset High Income Fund II Inc. (“HIX”)

Western Asset High Income Opportunity Fund Inc. (“HIO”)

Western Asset High Yield Defined Opportunity Fund Inc. (“HYI”)

Western Asset Inflation Management Fund Inc. (“IMF”)

Western Asset Intermediate Muni Fund Inc. (“SBI”)

Western Asset Investment Grade Defined Opportunity Trust Inc. (“IGI”)

Western Asset Managed High Income Fund Inc. (“MHY”)

Western Asset Managed Municipals Fund Inc. (“MMU”)

Western Asset Middle Market Debt Fund Inc. (“WAM”)

Western Asset Middle Market & High Yield Fund Inc.

Western Asset Mortgage Defined Opportunity Fund Inc. (“DMO”)

Western Asset Municipal Defined Opportunity Trust Inc. (“MTT”)

Western Asset Municipal High Income Fund Inc. (“MHF”)

Western Asset Municipal Partners Fund Inc. (“MNP”)

Western Asset Opportunistic Income Fund Inc.

Western Asset Variable Rate Strategic Fund Inc. (“GFY”)

Western Asset Worldwide Income Fund Inc. (“SBW”)

Exhibit A – Form of Plan of Liquidation and Dissolution

WESTERN ASSET INFLATION MANAGEMENT FUND INC. PLAN OF LIQUIDATION AND DISSOLUTION

The following Plan of Liquidation and Dissolution (the “Plan”) of Western Asset Inflation Management Fund Inc. (the “Fund”), a corporation organized and existing under the laws of the State of Maryland, which has operated as a closed-end, management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), is intended to accomplish the complete liquidation and dissolution of the Fund in accordance with the requirements of the Maryland General Corporation Law (the “MGCL”) and in conformity with the provisions of the Fund’s charter (the “Charter”).

WHEREAS, the Fund’s Board of Directors, at a special meeting of the Board of Directors held on January [17], 2014 declared that in its judgment it is advisable to liquidate and dissolve the Fund and has unanimously adopted this Plan as the method of liquidating and dissolving the Fund and has directed that the liquidation and dissolution of the Fund pursuant to this Plan be submitted to stockholders of the Fund for approval;

NOW, THEREFORE, the liquidation and dissolution of the Fund shall be carried out in the manner hereinafter set forth:

1. Effective Date of Plan. The Plan shall be and become effective only upon (a) the adoption and approval of the Plan by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Fund at a meeting of stockholders called for the purpose of voting upon the Plan and (b) the satisfactory resolution in the sole discretion of the Board of Directors of any and all claims pending against the Fund and its Board of Directors. The date of such adoption and approval of the Plan by stockholders and resolution of all pending claims is hereinafter called the “Effective Date.”

2. Cessation of Business. After the Effective Date of the Plan, the Fund shall cease its business as an investment company and shall not engage in any business activities except for the purpose of paying, satisfying, and discharging any existing debts and obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs and will dissolve in accordance with the Plan.

3. Restriction of Transfer of Shares. The proportionate interests of stockholders in the assets of the Fund shall be fixed on the basis of their respective stockholdings at the close of business on the Effective Date, or on such later date as may be determined by the Board of Directors (the “Determination Date”). On the Determination Date, the books of the Fund shall be closed. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the stockholders’ respective interests in the Fund’s assets shall not be transferable by the negotiation of share certificates and the Fund’s shares will cease to be traded on the New York Stock Exchange (the “NYSE”).

4. Notice of Liquidation. As soon as practicable after the Effective Date, the Fund shall notify to the appropriate parties that this Plan has been approved by the Board of Directors and the stockholders and that the Fund will be liquidating its assets. Specifically, upon approval of the Plan, the Fund shall notify its known creditors and its employees consistent with the MGCL.

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5. Liquidation of Assets. After the event in clause (a) in Section 1 hereof, the Fund may commence the sale of portfolio securities and the investment of the proceeds of such sale in investment grade short-term debt securities denominated in U.S. dollars, cash or cash equivalents. As soon as is reasonable and practicable after the Effective Date of the Plan, or as soon thereafter as practicable depending on market conditions and consistent with the terms of the Plan, all portfolio securities of the Fund not already converted to U.S. cash or U.S. cash equivalents shall be converted to U.S. cash or U.S. cash equivalents.

6. Payments of Debts. As soon as practicable after the Effective Date, the Fund shall determine and shall pay, or set aside in U.S. cash or U.S. cash equivalents, the amount of all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the Second Distribution provided for in Section 7, below.

7. Liquidating Distributions. In accordance with Section 331 of the Internal Revenue Code of 1986, as amended, the Fund’s assets are expected to be distributed by up to two cash payments in complete cancellation of all the outstanding shares of capital stock of the Fund. The first distribution of the Fund’s assets (the “First Distribution”) is expected to consist of cash representing substantially all the assets of the Fund, less an estimated amount necessary to discharge (a) any unpaid liabilities and obligations of the Fund on the Fund’s books on the First Distribution date, and (b) any liabilities as the Board of Directors shall reasonably deem to exist against the assets of the Fund. Subsequent distributions, if necessary, are anticipated to be made within 90 days after the First Distribution and will consist of cash from any assets remaining after payment of expenses, the proceeds of any sale of assets of the Fund under the Plan not sold prior to the First Distribution and any other miscellaneous income of the Fund.

Each stockholder not holding stock certificates of the Fund will receive liquidating distributions equal to the stockholder’s proportionate interest in the net assets of the Fund as of the Determination Date. Each stockholder holding stock certificates of the Fund will receive a confirmation showing the number of shares represented by such stock certificates and the total number of outstanding shares of the Fund as of the Determination Date. This confirmation will include an advice that each stockholder will be paid such stockholder’s proportionate interest in the net assets of the Fund in cash upon return of the stock certificate. All stockholders will receive information concerning the sources of the liquidating distribution.

8. Expenses of the Liquidation and Dissolution. The Fund shall bear all of the expenses incurred by it in carrying out this Plan including, but not limited to, all printing, mailing, legal, accounting, custodian and transfer agency fees, and the expenses of any reports to or meeting of stockholders whether or not the liquidation contemplated by this Plan is affected.

9. Power of Board of Directors. The Board of Directors and, subject to the direction of the Board of Directors or a duly authorized committee thereof, the Fund’s officers shall have authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including, without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of the MGCL, the 1940 Act, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, NYSE rules or any other applicable laws or regulations.

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10. Amendment or Abandonment of Plan. The Board of Directors shall have the authority to authorize such variations from or amendments of the provisions of the Plan (other than the terms of the liquidating distributions) at any time without stockholder approval, if the Board of Directors determines that such action would be advisable and in the best interests of the Fund and its stockholders, as may be necessary or appropriate to effect the marshalling of Fund assets and the dissolution, complete liquidation and termination of existence of the Fund, and the distribution of its net assets to stockholders in accordance with the laws of the State of Maryland, the 1940 Act, the Charter, the Bylaws of the Fund and the purposes to be accomplished by the Plan. If any variation or amendment appears necessary and, in the judgment of the Board of Directors, will materially and adversely affect the interests of the Fund’s stockholders, such variation or amendment will be submitted to the Fund’s stockholders for approval. In addition, the Board of Directors may abandon this Plan prior to the filing of the Articles of Dissolution if it determines that abandonment would be advisable and in the best interests of the Fund and its stockholders.

11. De-Registration Under the 1940 Act. As soon as practicable after the liquidation and distribution of the Fund’s assets, the Fund shall prepare and file a Form N-8F with the Securities and Exchange Commission and take such other actions as may be necessary in order to de-register the Fund under the 1940 Act. The Fund shall also file, if required, a final Form N-SAR (a semi-annual report) with the SEC.

12. Dissolution under Maryland Law. As soon as practicable after the Effective Date, but in any event no earlier than 20 days after the mailing of notice to the Fund’s known creditors and remaining employees, if any, the Fund shall be dissolved in accordance with the laws of the State of Maryland and the Charter, including filing Articles of Dissolution with and acceptance for record by the State Department of Assessments and Taxation of Maryland.

13. Appraisal Rights. Under Maryland law, stockholders will not be entitled to appraisal rights in connection with the liquidation and dissolution of the Fund pursuant to the Plan.

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FORM OF PROXY CARD FOR

ANNUAL MEETING OF STOCKHOLDERS OF

WESTERN ASSET INFLATION MANAGEMENT FUND INC.

April 25, 2014

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

The Board of Directors unanimously recommends a vote “FOR” each of the nominees for Director in Proposal 1 and “FOR” Proposal 2:

1. Election of Directors: (1-3) Class III Directors, to serve until the 2017 Annual Meeting of Stockholders; (4) Class II Director, to serve until the 2016 Annual Meeting of Stockholders.

2. The liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution adopted by the Board of Directors of the Fund.

NOMINEES:

☐ FOR ALL NOMINEES	(1) Eileen A. Kamerick (2) Dr. Riordan Roett (3) Jeswald W. Salacuse (4) Kenneth D. Fuller	☐ FOR

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES		☐ AGAINST

☐ FOR ALL EXCEPT (See instructions below)		☐ ABSTAIN

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: —

3. Any other business that may properly come before the Meeting.

The persons named as proxies are authorized to vote in their discretion on any other business that may properly come before the Meeting.

Please Complete, Sign and Date hereon and Mail in Accompanying Postpaid Envelope

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐	Please check the box to the right if you will be attending the Meeting.	☐
Signature of Stockholder	Date:	☐ Signature of Stockholder				Date:	☐

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

WESTERN ASSET INFLATION MANAGEMENT FUND INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert I. Frenkel, Barbara Allen, Michael Kocur and George Hoyt and each of them, attorneys and proxies for the undersigned, with full power of substitution and revocation to represent the undersigned and to vote on behalf of the undersigned all shares of Western Asset Inflation Management Fund Inc. (the “Fund”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Fund to be held at 620 Eighth Avenue, 49th Floor, New York, New York on April 25, 2014 at 12:00 p.m., Eastern Daylight Time and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Meeting and accompanying proxy statement and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

This proxy, if properly executed, will be voted in the manner directed by the stockholder. If no direction is made, this proxy will be voted “FOR” each of the nominees for Director in Proposal 1 and “FOR” Proposal 2.

Please refer to the proxy statement for a discussion of the Proposals.

(Continued and to be signed on the reverse side)